As filed with the Securities and Exchange Commission on
                         August 10, 1999

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                 HAHN AUTOMOTIVE WAREHOUSE, INC.
     (Exact name of Registrant as specified in its charter)

     New York                                 16-0467030
(State of incorporation)(I.R.S. EmployerIdentification Number)

         415 West Main Street, Rochester, New York 14608
                         (716) 235-1595
       (Address, including zip code and telephone number,
including area code, of Registrant's principal executive offices)

                 HAHN AUTOMOTIVE WAREHOUSE, INC.
                      AMENDED AND RESTATED
                     1992 STOCK OPTION PLAN
                    (Full Title of the Plan)

                         Eli N. Futerman
              President and Chief Executive Officer
                 Hahn Automotive Warehouse, Inc.
         415 West Main Street, Rochester, New York 14608
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         With copies to:

                      Gordon E. Forth, Esq.
           Woods, Oviatt, Gilman, Sturman & Clarke LLP
            700 Crossroads Building, Two State Street
                    Rochester, New York 14614
                         (716) 987-2800
<PAGE 1>
                 CALCULATION OF REGISTRATION FEE


                        Proposed    Proposed
Title of                maximum     maximum
securities  Amount to   offering    aggregated   Amount of
to be       be          price per   offering     registration
registered  registered  share       price        fee

Common      550,000     $1.64       $902,000(2)  $251
Stock, par  shares (1)
value $.01
per share

(1) Plus such additional number of shares as may be issued pursuant to the Hahn Automotive Warehouse, Inc. Amended and Restated 1992 Stock Option in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This proposed maximum offering price per share is equal to the average of the high and low sale price of a share of common stock of Hahn Automotive Warehouse, Inc. on August 6, 1999 as reported on the Nasdaq small market cap system pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended.

<PAGE 2>

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The contents of the Registration Statement on Form S-8 filed by Hahn Automotive Warehouse, Inc., with the Securities and Exchange Commission (File Nos. 33-64100 and 33-81854) pursuant to the Securities Act of 1933, as amended, including the exhibits thereto, are incorporated by reference into this Registration Statement.
<PAGE 3>
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on August 9, 1999.

                    HAHN AUTOMOTIVE WAREHOUSE, INC.

                    By:  /s/  Peter J. Adamski
                    Name:     Peter J. Adamski
                    Title:    Vice President Finance and Chief Financial
                              Officer


<PAGE 4>

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Hahn Automotive Warehouse, Inc., hereby severally constitute Eli N. Futerman and Peter J. Adamski, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Hahn Automotive Warehouse, Inc.. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of  1933,
this  registration  statement  has  been  signed  below  by   the
following persons in the capacities and on the date indicated.

Signature           Capacity                           Date

/s/ Eli N. Futerman     President and Chief        August 9, 1999
Eli N. Futerman         Executive Officer
                        and Director

/s/ Peter J. Adamski    Vice President Finance     August 9, 1999
Peter J. Adamski        and Chief Financial
                        Officer


/s/ Mike Futerman       Chairman of the Board      August 9, 1999
Mike Futerman           and Director

/s/ Daniel J. Chessin   Executive Vice President,  August 9, 1999
Daniel J. Chessin       Secretary and Director

/s/ Stephen B. Ashley   Director                   August 9, 1999
Stephen B. Ashley

/s/ William Buckingham  Director                   August 9, 1999
William Buckingham

/s/ Robert I. Israel    Director                   August 9, 1999
Robert I. Israel

/s/ E. Phillip Saunders Director                   August 9, 1999
E. Phillip Saunders

<PAGE 5>

                          EXHIBIT INDEX



Exhibit No.                   Description


5.1            Opinion of Woods, Oviatt, Gilman, Sturman & Clarke
               LLP as to the legality of the securities being registered

23.1           Consent of Woods, Oviatt, Gilman, Sturman & Clarke
               LLP (included in Exhibit 5.1)

23.2           Consent of PricewaterhouseCoopers LLP

24.1 Powers of Attorney (included on page 4 of this registration statement)

<PAGE 6>
                                                      EXHIBIT 5.1


          WOODS, OVIATT, GILMAN, STURMAN & CLARKE, LLP
                     700 Crossroads Building
                        Two State Street
                    Rochester, New York 14614



                         August 9, 1999


Hahn Automotive Warehouse, Inc.
415 West Main Street
Rochester, New York 14608

Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of 550,000 shares of common stock, par value $.01 per share (the 'Shares"), of Hahn Automotive Warehouse, Inc., a New York corporation (the "Company").

     In connection with rendering this opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement") and the prospectus contained therein (the "Prospectus"); the Hahn Automotive Warehouse, Inc. Amended and Restated 1992 Stock Option Plan; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We  are attorneys admitted to practice in State of New York.
We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the laws of the State of New York.

<PAGE 7>

Hahn Automotive Warehouse, Inc.
August 9, 1999
Page -2-


     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                        Very truly yours,

        /s/ WOODS, OVIATT, GILMAN, STURMAN & CLARKE, LLP
<PAGE 8>
                                                     EXHIBIT 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-64100) of our report dated November 30, 1998, on our audit of the consolidated financial statements and financial statement schedule of Hahn Automotive Warehouse, Inc. and subsidiary as of September 30, 1998, which report is included in the Annual Report on Form 10-K.


               /s/ PricewaterhouseCoopers LLP


Rochester, New York
August 9, 1999


<PAGE 9>